Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this registration statement of Gaming & Entertainment Group, Inc. on Form S-3 of our report, dated January 29, 2005, on our audits of the consolidated financial statements of Gaming & Entertainment Group, Inc. and Subsidiaries as of December 31, 2004 and for the years ended December 31, 2004 and 2003, which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 2004 previously filed by Gaming & Entertainment Group, Inc. and contains an explanatory paragraph related to the ability of Gaming & Entertainment Group, Inc. and Subsidiaries to continue as a going concern. We also consent to the related reference to our Firm under the caption "Experts" in the prospectus of this registration statement.



                                                      /s/ J.H. Cohn LLP


Roseland, New Jersey
March 4, 2005


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